Exhibit 99.1
Delek US Holdings Reports Second Quarter 2025 Results

•Net loss of $106.4 million or $(1.76) per share, adjusted net loss of $33.1 million or $(0.56) per share, adjusted EBITDA of $170.2 million
•During 2Q'25 DK continued to advance its key objectives of EOP and Sum of the Parts
◦Enterprise Optimization Plan ("EOP") continues to exceed expectations and is forecasted to deliver $130 to 170 million in annual run-rate cash flow improvements. We recognized ~$30 million of improvements in 2Q'25
◦DKL completed its new Libby 2 gas processing plant, providing a much needed processing capacity expansion for DKL's producer customers in Lea County, New Mexico
◦DKL is executing well on its full year Adjusted EBITDA guidance of $480 to $520 million
◦DK purchased ~$13 million in DK common stock during the quarter, and subsequently repurchased more than $7.5 million in DK common stock after 2Q'25
•DKL successfully executed $700.0 million debt offering maturing in June 2033
◦This offering reinforces DKL's growth efforts to increase its economic independence and DK's SOTP initiative
•Paid $15.5 million of dividends and announced regular quarterly dividend of $0.255 per share

BRENTWOOD, Tenn.-- August 6, 2025 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its second quarter ended June 30, 2025.
“We continue to make progress in achieving our Sum of the Parts goals and improving the overall profitability of the company by achieving our original $120 million EOP target one quarter in advance,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “Our EOP efforts are exceeding expectations and today we have increased our run-rate cash flow improvement target to $130 to 170 million. DKL's processing plant further strengthens DKL's premier position in the Permian basin. The new processing plant, ongoing AGI initiatives, and DKL's increasing economic separation from DK are getting us closer to unlocking the full value of our midstream assets."
"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, making further progress on midstream deconsolidation, improving cash flow generation, and delivering shareholder value while maintaining our financial strength and flexibility," Soreq concluded.

Delek US Results

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2025	2024	2025	2024
Net loss attributable to Delek US	$(106.4)	$(37.2)	$(279.1)	$(69.8)
Total diluted loss per share	$(1.76)	$(0.58)	$(4.55)	$(1.09)
Adjusted net loss	$(33.1)	$(59.3)	$(177.5)	$(85.5)
Adjusted net loss per share	$(0.56)	$(0.92)	$(2.90)	$(1.33)
Adjusted EBITDA	$170.2	$107.5	$196.7	$266.2

Refining Segment
The refining segment Adjusted EBITDA was $113.6 million in the second quarter 2025 compared with $42.1 million in the same quarter last year, which reflects other inventory impacts of $41.9 million and $14.6 million for second quarter 2025 and 2024, respectively. The increase over 2024 is primarily due to an increase in refining margin driven by increased crack spreads. During the second quarter 2025, Delek US's benchmark crack spreads were up an average of 11.4% from prior-year levels.

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Logistics Segment
The logistics segment Adjusted EBITDA in the second quarter 2025 was $120.2 million compared with $100.6 million in the prior-year quarter. The increase over last year's second quarter was driven by the impact of the W2W dropdown and incremental contribution due to the H2O Midstream Acquisition on September 11, 2024, the Gravity Acquisition on January 2, 2025, and the increase in wholesale margins.
Shareholder Distributions
On July 30, 2025, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on August 18, 2025 to shareholders of record on August 11, 2025.
Liquidity
As of June 30, 2025, Delek US had a cash balance of $615.5 million and total consolidated long-term debt of $3,100.7 million, resulting in net debt of $2,485.2 million. As of June 30, 2025, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $1.4 million of cash and $2,211.4 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $614.1 million in cash and $889.3 million of long-term debt, or a $275.2 million net debt position.
Second Quarter 2025 Results | Conference Call Information
Delek US will hold a conference call to discuss its second quarter 2025 results on Wednesday, August 6, 2025 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) second quarter 2025 earnings conference call that will be held on Wednesday, August 6, 2025 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 63.3% (including the general partner interest) of Delek Logistics Partners, LP at June 30, 2025.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding anticipated performance and financial position; cost reductions; throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance of our midstream growth initiatives, and the flexibility, benefits and expected returns therefrom; and projected benefits of Delek Logistics' acquisition of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream businesses.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, Permian Gathering, H2O Midstream or Gravity

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businesses following their acquisition; Delek US' ability to realize cost reductions; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the retail and H2O Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Midland Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$615.5	$735.6
Accounts receivable, net	743.4	617.6
Inventories, net of inventory valuation reserves	860.9	893.2
Other current assets	101.8	85.5
Total current assets	2,321.6	2,331.9
Property, plant and equipment:
Property, plant and equipment	5,399.9	4,948.4
Less: accumulated depreciation	(2,151.0)	(2,008.4)
Property, plant and equipment, net	3,248.9	2,940.0
Operating lease right-of-use assets	81.9	92.2
Goodwill	475.3	475.3
Other intangibles, net	415.9	321.6
Equity method investments	409.3	392.9
Other non-current assets	115.9	111.9
Total assets	$7,068.8	$6,665.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,904.9	$1,813.8
Current portion of long-term debt	9.5	9.5
Current portion of operating lease liabilities	35.4	43.2
Accrued expenses and other current liabilities	956.0	649.5
Total current liabilities	2,905.8	2,516.0
Non-current liabilities:
Long-term debt, net of current portion	3,091.2	2,755.7
Obligation under Inventory Intermediation Agreement	388.4	408.7
Environmental liabilities, net of current portion	31.8	33.3
Asset retirement obligations	34.7	24.7
Deferred tax liabilities	176.5	214.8
Operating lease liabilities, net of current portion	51.0	54.8
Other non-current liabilities	94.5	82.6
Total non-current liabilities	3,868.1	3,574.6
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 78,002,696 shares and 80,127,994 shares issued at June 30, 2025 and December 31, 2024, respectively	0.8	0.8
Additional paid-in capital	1,243.3	1,215.9
Accumulated other comprehensive loss	(4.2)	(4.1)
Treasury stock, 17,575,527 shares, at cost, at June 30, 2025 and December 31, 2024, respectively	(694.1)	(694.1)
Retained earnings	(519.8)	(205.7)
Non-controlling interests in subsidiaries	268.9	262.4
Total stockholders’ equity	294.9	575.2
Total liabilities and stockholders’ equity	$7,068.8	$6,665.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in millions, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$2,764.6	$3,308.1	$5,406.5	$6,436.1
Cost of sales:
Cost of materials and other	2,415.0	3,025.5	4,814.5	5,758.4
Operating expenses (excluding depreciation and amortization presented below)	209.8	185.1	420.9	398.9
Depreciation and amortization	87.6	80.7	182.6	167.1
Total cost of sales	2,712.4	3,291.3	5,418.0	6,324.4
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2.2	0.9	3.5	2.0
General and administrative expenses	76.6	60.2	138.1	121.2
Depreciation and amortization	6.5	7.7	12.8	13.0
Asset impairment	—	22.1	—	22.1
Other operating expense (income), net	0.4	(78.7)	(6.6)	(80.4)
Total operating costs and expenses	2,798.1	3,303.5	5,565.8	6,402.3
Operating (loss) income	(33.5)	4.6	(159.3)	33.8
Interest expense, net	85.9	77.6	170.0	165.3
Income from equity method investments	(22.2)	(30.4)	(35.5)	(52.3)
Other expense (income), net	6.2	—	4.6	(0.6)
Total non-operating expense, net	69.9	47.2	139.1	112.4
Loss from continuing operations before income tax benefit	(103.4)	(42.6)	(298.4)	(78.6)
Income tax benefit	(14.1)	(8.8)	(50.9)	(16.4)
Loss from continuing operations, net of tax	(89.3)	(33.8)	(247.5)	(62.2)
Discontinued operations:
(Loss) income from discontinued operations	(1.0)	8.8	(1.4)	12.4
Income tax (benefit) expense	(0.2)	1.1	(0.3)	1.5
(Loss) income from discontinued operations, net of tax	(0.8)	7.7	(1.1)	10.9
Net loss	(90.1)	(26.1)	(248.6)	(51.3)
Net income attributed to non-controlling interests	16.3	11.1	30.5	18.5
Net loss attributable to Delek	$(106.4)	$(37.2)	$(279.1)	$(69.8)
Basic loss per share:
Loss from continuing operations	$(1.75)	$(0.70)	$(4.53)	$(1.26)
(Loss) income from discontinued operations	(0.01)	0.12	$(0.02)	$0.17
Total basic loss per share	$(1.76)	$(0.58)	$(4.55)	$(1.09)

Diluted loss per share:
Loss from continuing operations	$(1.75)	$(0.70)	$(4.53)	$(1.26)
(Loss) income from discontinued operations	(0.01)	0.12	$(0.02)	$0.17
Total diluted loss per share	$(1.76)	$(0.58)	$(4.55)	$(1.09)
Weighted average common shares outstanding:
Basic	60,506,943	64,213,899	61,306,915	64,117,943
Diluted	60,506,943	64,213,899	61,306,915	64,117,943

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Delek US Holdings, Inc.
Condensed Consolidated Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Cash provided by (used in) operating activities - continuing operations	$52.2	$(59.9)	$(9.9)	$101.0
Cash (used in) provided by operating activities - discontinued operations	(0.8)	11.5	(1.1)	17.3
Net cash provided by (used in) operating activities	51.4	(48.4)	(11.0)	118.3
Cash flows from investing activities:
Cash used in investing activities - continuing operations	(163.0)	(56.4)	(477.6)	(89.0)
Cash used in investing activities - discontinued operations	—	(6.1)	—	(15.1)
Net cash used in investing activities	(163.0)	(62.5)	(477.6)	(104.1)
Cash flows from financing activities:
Cash provided by (used in) financing activities - continuing operations	103.3	15.4	368.5	(178.5)
Net cash provided by (used in) financing activities	103.3	15.4	368.5	(178.5)
Net decrease in cash and cash equivalents	(8.3)	(95.5)	(120.1)	(164.3)
Cash and cash equivalents at the beginning of the period	623.8	753.4	735.6	822.2
Cash and cash equivalents at the end of the period	615.5	657.9	615.5	657.9
Less cash and cash equivalents of discontinued operations at the end of the period	—	0.4	—	0.4
Cash and cash equivalents of continuing operations at the end of the period	$615.5	$657.5	$615.5	$657.5

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Favorable (unfavorable) cash flow working capital changes (1)	$51.3	$(34.4)	$76.9	$80.3

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Impairment Charges
We review investments held at cost quarterly for indicators of impairment. During the three months ended June 30, 2025, we recorded an $8.6 million ($6.7 million, after-tax) of impairment in connection to two investments held at cost.
Transaction Costs
We incurred $3.9 million ($3.0 million after-tax) of additional transaction related costs in connection with the previously announced acquisition of interests in H2O Midstream Intermediate, LLC, H2O Midstream Permian LLC, and H2O Midstream LLC (the "H2O Midstream Acquisition"), intercompany agreement amendments and acquisition of interests in Gravity Water Intermediate Holdings LLC ("Gravity Acquisition") during the three months ended June 30, 2025.
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the second quarter 2025, we recorded restructuring costs totaling $25.5 million ($19.8 million after-tax) associated with our business transformation. Restructuring costs of $22.1 million are recorded in general and administrative expenses and $3.4 million are included in operating expenses in our condensed consolidated statements of income.
General and Administrative Expenses
Excluding transaction costs and restructuring costs, general and administrative expenses were $50.5 million for the three months ended June 30, 2025.
DPG Dropdown
On May 1, 2025, we transferred the Delek Permian Gathering ("DPG") purchasing and blending activities to Delek Logistics (the "DPG Dropdown”). The operating results of DPG are now reported in our Logistics segment, while previously recorded in the Refining segment. The dropdown has no impact to Delek US consolidated results as these amounts eliminate in consolidation.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2025	2024	2025	2024

Reported net loss attributable to Delek US	$(106.4)	$(37.2)	$(279.1)	$(69.8)
Adjusting items (1)
Inventory LCM valuation (benefit) loss	(0.1)	(1.9)	0.1	(10.7)
Tax effect	—	0.4	—	2.4
Inventory LCM valuation (benefit) loss, net	(0.1)	(1.5)	0.1	(8.3)
Other inventory impact	41.9	14.6	68.1	13.2
Tax effect	(9.4)	(3.3)	(15.3)	(3.0)
Other inventory impact, net (2)	32.5	11.3	52.8	10.2
Business interruption insurance and settlement recoveries	—	(10.6)	—	(10.6)
Tax effect	—	2.4	—	2.4
Business interruption insurance and settlement recoveries, net	—	(8.2)	—	(8.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.3	0.1	4.7	9.1
Tax effect	(1.5)	—	(1.1)	(2.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	4.8	0.1	3.6	7.1
Transaction related expenses	3.9	—	7.4	—
Tax effect	(0.9)	—	(1.7)	—
Transaction related expenses, net (2)	3.0	—	5.7	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation	7.6	0.1	7.4	6.3
Tax effect	(1.7)	—	(1.7)	(1.4)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation, net (3)	5.9	0.1	5.7	4.9
Restructuring costs	25.5	22.6	33.9	25.8
Tax effect	(5.7)	(5.1)	(7.6)	(5.8)
Restructuring costs, net (2)	19.8	17.5	26.3	20.0
Property settlement	—	(53.4)	—	(53.4)
Tax effect	—	12.0	—	12.0
Property settlement, net	—	(41.4)	—	(41.4)
Impairment of investments held at cost	8.6	—	8.6	—
Tax effect	(1.9)	—	(1.9)	—
Impairment of investments held at cost, net(2)	6.7	—	6.7	—
DPG inventory adjustment	0.9	—	0.9	—
Tax effect	(0.2)	—	(0.2)	—
DPG inventory adjustment, net (4)	0.7	—	0.7	—
Total Adjusting items (1)	73.3	(22.1)	101.6	(15.7)
Adjusted net loss	$(33.1)	$(59.3)	$(177.5)	$(85.5)
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share (unaudited)	2025	2024	2025	2024

Reported diluted loss per share	$(1.76)	$(0.58)	$(4.55)	$(1.09)
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	—	(0.02)	—	(0.13)
Other inventory impact (3)	0.54	0.18	0.86	0.16
Business interruption insurance and settlement recoveries	—	(0.13)	—	(0.13)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.08	—	0.06	0.11
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (4)	0.09	—	0.09	0.08
Transaction related expenses (3)	0.05	—	0.09	—
Restructuring costs (3)	0.32	0.27	0.43	0.31
Property settlement	—	(0.64)	—	(0.64)
Impairment of investments held at cost (3)	0.11	—	0.11	—
DPG inventory adjustment, net (5)	0.01	—	0.01	—
Total Adjusting items (1)	1.20	(0.34)	1.65	(0.24)
Adjusted net loss per share	$(0.56)	$(0.92)	$(2.90)	$(1.33)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

10 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2025	2024	2025	2024
Reported net loss attributable to Delek US	$(106.4)	$(37.2)	$(279.1)	$(69.8)
Add:
Interest expense, net	85.9	77.7	170.0	165.4
Income tax benefit	(14.3)	(7.7)	(51.2)	(14.9)
Depreciation and amortization	94.1	92.1	195.4	187.3
EBITDA attributable to Delek US	59.3	124.9	35.1	268.0
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.1)	(1.9)	0.1	(10.7)
Other inventory impact (1)	41.9	14.6	68.1	13.2
Business interruption insurance and settlement recoveries	—	(10.6)	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.3	0.1	4.7	9.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	7.6	0.1	7.4	6.3
Transaction related expenses (1)	3.9	—	7.4	—
Restructuring costs (1)	25.5	22.6	33.9	25.8
Property settlement	—	(53.4)	—	(53.4)
Impairment of investments held at cost(1)	8.6	—	8.6	—
DPG inventory adjustment (3)	0.9	—	0.9	—
Net income attributable to non-controlling interest	16.3	11.1	30.5	18.5
Total Adjusting items	110.9	(17.4)	161.6	(1.8)
Adjusted EBITDA	$170.2	$107.5	$196.7	$266.2
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

11 |

Reconciliation of Income (Loss) from Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2025	2024	2025	2024
Reported loss from continuing operations, net of tax	$(89.3)	$(33.8)	$(247.5)	$(62.2)
Add:
Interest expense, net	85.9	77.6	170.0	165.3
Income tax benefit	(14.1)	(8.8)	(50.9)	(16.4)
Depreciation and amortization	94.1	88.4	195.4	180.1
EBITDA attributable to Delek US	76.6	123.4	67.0	266.8
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.1)	(1.9)	0.1	(10.7)
Other inventory impact (1)	41.9	14.6	68.1	13.2
Business interruption insurance and settlement recoveries	—	(10.6)	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.3	0.1	4.7	9.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	7.6	0.1	7.4	6.3
Transaction related expenses (1)	3.9	—	7.4	—
Restructuring costs (1)	25.5	22.6	33.9	25.8
Property settlement	—	(53.4)	—	(53.4)
Impairment of investments held at cost(1)	8.6	—	8.6	—
DPG inventory adjustment (3)	0.9	—	0.9	—
Total Adjusting items	94.6	(28.5)	131.1	(20.3)
Adjusted EBITDA from continuing operations	$171.2	$94.9	$198.1	$246.5
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

Reconciliation of Income (Loss) from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2025	2024	2025	2024
Reported (loss) income from discontinued operations, net of tax	$(0.8)	$7.7	$(1.1)	$10.9
Add:
Interest expense, net	—	0.1	—	0.1
Income tax (benefit) expense	(0.2)	1.1	(0.3)	1.5
Depreciation and amortization	—	3.7	—	7.2
EBITDA attributable to discontinued operations	(1.0)	12.6	(1.4)	19.7
Adjusting items
Total Adjusting items	—	—	—	—
Adjusted EBITDA from discontinued operations	$(1.0)	$12.6	$(1.4)	$19.7

12 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$95.1	$90.1	$185.2	$(108.6)	$76.6
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.1)	—	(0.1)	—	(0.1)
Other inventory impact (1)	41.9	—	41.9	—	41.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.3	—	6.3	—	6.3
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	—	—	—	7.6	7.6
Transaction related expenses (1)	—	2.5	2.5	1.4	3.9
Restructuring costs (1)	—	—	—	25.5	25.5
Intercompany lease impacts (1)	(29.6)	26.7	(2.9)	2.9	—
Impairment of investments held at cost (1)	—	—	—	8.6	8.6
DPG inventory adjustment (4)	—	0.9	0.9	—	0.9
Total Adjusting items	18.5	30.1	48.6	46.0	94.6
Adjusted Segment EBITDA	$113.6	$120.2	$233.8	$(62.6)	$171.2

	Three Months Ended June 30, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$17.3	$100.6	$117.9	$5.5	$123.4
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.9)	—	(1.9)	—	(1.9)
Other inventory impact (1)	14.6	—	14.6	—	14.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	0.1	—	0.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	0.1	—	0.1
Restructuring costs	22.5	—	22.5	0.1	22.6
Business interruption insurance recoveries	(10.6)	—	(10.6)	—	(10.6)
Property settlement	—	—	—	(53.4)	(53.4)
Total Adjusting items	24.8	—	24.8	(53.3)	(28.5)
Adjusted Segment EBITDA	$42.1	$100.6	$142.7	$(47.8)	$94.9

13 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Six Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$78.9	$175.6	$254.5	$(187.5)	$67.0
Adjusting items
Net inventory LCM valuation (benefit) loss	0.1	—	0.1	—	0.1
Other inventory impact (1)	68.1	—	68.1	—	68.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	4.7	—	4.7	—	4.7
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(5.5)	—	(5.5)	12.9	7.4
Restructuring costs (1)	0.3	—	0.3	33.6	33.9
Transaction related expenses (1)	—	5.8	5.8	1.6	7.4
Impairment of investments held at cost (1)	—	—	—	8.6	8.6
DPG inventory adjustment (4)	—	0.9	0.9	—	0.9
Intercompany lease impacts (1)	(60.4)	54.4	(6.0)	6.0	—
Total Adjusting items	7.3	61.1	68.4	62.7	131.1
Adjusted Segment EBITDA	$86.2	$236.7	$322.9	$(124.8)	$198.1

	Six Months Ended June 30, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$122.4	$200.3	$322.7	$(55.9)	$266.8
Adjusting items
Net inventory LCM valuation (benefit) loss	(10.7)	—	(10.7)	—	(10.7)
Other inventory impact (1)	13.2	—	13.2	—	13.2
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.1	—	9.1	—	9.1
Unrealized RINs hedging gain (loss) where the hedged item is not yet recognized in the financial statements	6.3	—	6.3	—	6.3
Restructuring costs	22.5	—	22.5	3.3	25.8
Business interruption insurance recoveries	(10.6)	—	(10.6)	—	(10.6)
Property settlement	—	—	—	(53.4)	(53.4)
Total Adjusting items	29.8	—	29.8	(50.1)	(20.3)
Adjusted Segment EBITDA	$152.2	$200.3	$352.5	$(106.0)	$246.5
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.
(4) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

14 |

Refining Segment Selected Financial Information	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	91	91	181	182
Total sales volume - refined product (average barrels per day ("bpd")) (1)	315,259	320,514	305,132	313,541
Total production (average bpd)	311,298	311,957	298,505	302,340

Crude oil	304,831	303,177	288,597	288,865
Other feedstocks	11,494	12,877	14,241	17,487
Total throughput (average bpd)	316,325	316,054	302,838	306,352

Total refining production margin per bbl total throughput	$8.03	$7.07	$6.95	$9.72
Total refining operating expenses per bbl total throughput	$5.17	$5.02	$5.57	$5.45

Total refining production margin ($ in millions)	$231.1	$203.3	$380.8	$542.2
Supply, marketing and other ($ millions) (2)	25.7	(33.6)	1.9	(99.1)
Total adjusted refining margin ($ in millions)	$256.8	$169.7	$382.7	$443.1

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	77.5%	72.0%	72.2%	71.7%
Gulf Coast Sweet crude	6.5%	7.5%	7.5%	6.9%
Local Arkansas crude oil	3.3%	3.2%	3.5%	3.3%
Other	12.7%	17.3%	16.8%	18.1%

Crude utilization (% based on nameplate capacity) (4)	100.9%	100.4%	95.6%	95.7%

Tyler, TX Refinery
Days in period	91	91	181	182
Products manufactured (average bpd):
Gasoline	36,369	36,539	35,297	36,953
Diesel/Jet	33,370	33,705	31,901	31,905
Petrochemicals, LPG, NGLs	2,044	1,873	1,953	1,928
Other	662	1,674	1,031	1,445
Total production	72,445	73,791	70,182	72,231
Throughput (average bpd):
Crude oil	73,249	73,818	70,868	70,805
Other feedstocks	1,177	1,849	974	3,161
Total throughput	74,426	75,667	71,842	73,966

Tyler refining production margin ($ in millions)	$67.4	$69.6	$116.1	$173.0
Per barrel of throughput:
Tyler refining production margin	$9.95	$10.11	$8.93	$12.85
Operating expenses	$4.58	$4.83	$5.11	$5.05
Crude Slate: (% based on amount received in period)
WTI crude oil	74.1%	80.1%	73.9%	81.3%
East Texas crude oil	22.8%	19.9%	23.9%	18.7%
Other	3.1%		2.2%	—%

Capture rate (3)	49.3%	55.8%	48.0%	62.5%
El Dorado, AR Refinery
Days in period	91	91	181	182
Products manufactured (average bpd):
Gasoline	38,263	38,659	37,809	40,100
Diesel/Jet	30,987	31,880	29,472	30,958
Petrochemicals, LPG, NGLs	1,018	1,003	980	1,293
Asphalt	7,871	9,193	7,360	8,749
Other	1,266	2,089	1,417	1,442
Total production	79,405	82,824	77,038	82,542
Throughput (average bpd):
Crude oil	78,592	83,312	75,275	81,747
Other feedstocks	2,829	1,421	3,331	2,412
Total throughput	81,421	84,733	78,606	84,159

15 |

Refining Segment Selected Financial Information (continued)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
El Dorado refining production margin ($ in millions)	$38.6	$21.5	$64.7	$92.2
Per barrel of throughput:
El Dorado refining production margin	$5.21	$2.79	$4.55	$6.02
Operating expenses	$4.38	$4.12	$4.75	$4.41
Crude Slate: (% based on amount received in period)
WTI crude oil	83.1%	66.5%	76.3%	66.5%
Local Arkansas crude oil	12.9%	11.7%	13.6%	11.6%
Other	4.0%	21.8%	10.1%	21.9%

Capture rate (3)	25.8%	15.4%	24.5%	29.3%
Big Spring, TX Refinery
Days in period	91	91	181	182
Products manufactured (average bpd):
Gasoline	35,506	34,271	32,469	32,123
Diesel/Jet	27,884	27,086	23,478	24,766
Petrochemicals, LPG, NGLs	4,901	3,287	4,027	4,362
Asphalt	2,009	2,841	2,274	2,464
Other	4,003	5,928	3,941	4,795
Total production	74,303	73,413	66,189	68,510
Throughput (average bpd):
Crude oil	71,449	69,342	62,435	64,395
Other feedstocks	4,210	4,701	5,147	5,053
Total throughput	75,659	74,043	67,582	69,448

Big Spring refining production margin ($ in millions)	$66.5	$60.1	$92.4	$136.0
Per barrel of throughput:
Big Spring refining production margin	$9.65	$8.92	$7.56	$10.76
Operating expenses	$6.67	$6.35	$7.41	$7.15
Crude Slate: (% based on amount received in period)
WTI crude oil	77.8%	70.2%	71.3%	71.4%
WTS crude oil	22.2%	29.8%	28.7%	28.6%

Capture rate (3)	48.7%	50.3%	42.1%	54.4%
Krotz Springs, LA Refinery
Days in period	91	91	181	182
Products manufactured (average bpd):
Gasoline	40,983	39,037	42,067	38,907
Diesel/Jet	32,908	32,468	32,616	30,356
Heavy oils	4,596	1,033	3,917	1,882
Petrochemicals, LPG, NGLs	6,660	4,924	6,496	5,328
Other	—	4,467	—	2,584
Total production	85,147	81,929	85,096	79,057
Throughput (average bpd):
Crude oil	81,541	76,705	80,019	71,918
Other feedstocks	3,278	4,906	4,789	6,861
Total throughput	84,819	81,611	84,808	78,779

Krotz Springs refining production margin ($ in millions)	$58.6	$52.1	$107.5	$140.9
Per barrel of throughput:
Krotz Springs refining production margin	$7.59	$7.02	$7.00	$9.83
Operating expenses	$5.13	$4.95	$5.24	$5.43
Crude Slate: (% based on amount received in period)
WTI Crude	74.8%	72.1%	67.6%	68.6%
Gulf Coast Sweet Crude	25.2%	27.2%	27.7%	26.2%
Other	—%	0.7%	4.7%	5.2%

Capture rate (3)	51.5%	52.8%	51.9%	60.3%
(1)     Includes sales to other segments which are eliminated in consolidation.

16 |

(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 17 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	71,220	73,320	66,580	73,166
Refined products pipelines	53,597	60,575	54,797	61,904
SALA Gathering System	9,983	13,024	10,151	13,005
East Texas Crude Logistics System	33,101	23,259	30,027	21,481
Midland Gathering Assets	207,183	206,933	209,059	210,196
Plains Connection System	158,881	210,033	169,004	233,438
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	60,940	76,237	60,378	76,280
Crude oil gathering (average bpd)	137,167	123,927	129,737	123,718
Water disposal and recycling (average bpd)	116,504	116,499	122,468	122,881
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd) (2)(3)	600,891	—	613,817	—

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	67,516	71,082	67,695	68,779
Big Spring wholesale marketing throughputs (average bpd)(5)	—	81,422	—	79,019
West Texas wholesale marketing throughputs (average bpd)	10,757	11,381	10,791	10,678
West Texas wholesale marketing margin per barrel	$4.12	$2.99	$2.88	$2.60
Terminalling throughputs (average bpd) (6)	150,971	159,260	144,030	147,937
(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity.
(3) Gravity 2025 are from January 2, 2025 through June 30, 2025.
(4) Excludes jet fuel and petroleum coke.
(5) Marketing agreement terminated on August 5, 2024 upon assignment to Delek Holdings.
(6) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

17 |

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,632.3	$132.3	$2,764.6	$—	$2,764.6
Inter-segment fees and revenues	84.5	114.1	198.6	(198.6)	—
Total revenues	$2,716.8	$246.4	$2,963.2	$(198.6)	$2,764.6
Cost of sales	2,695.5	185.7	2,881.2	(168.8)	2,712.4
Gross margin	$21.3	$60.7	$82.0	$(29.8)	$52.2

	Three Months Ended June 30, 2024
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,097.9	$107.7	$3,205.6	$—	$3,205.6
Inter-segment fees and revenues (1)	209.3	156.9	366.2	(263.7)	102.5
Total revenues	$3,307.2	$264.6	$3,571.8	$(263.7)	$3,308.1
Cost of sales	3,356.4	190.2	3,546.6	(255.3)	3,291.3
Gross margin	$(49.2)	$74.4	$25.2	$(8.4)	$16.8

	Six Months Ended June 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$5,150.6	$255.9	$5,406.5	$—	$5,406.5
Inter-segment fees and revenues	174.5	240.4	414.9	(414.9)	—
Total revenues	$5,325.1	$496.3	$5,821.4	$(414.9)	$5,406.5
Cost of sales	5,396.4	385.0	5,781.4	(363.4)	5,418.0
Gross margin	$(71.3)	$111.3	$40.0	$(51.5)	$(11.5)

	Six Months Ended June 30, 2024
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$6,019.5	$220.2	$6,239.7	$—	$6,239.7
Inter-segment fees and revenues (1)	396.0	296.5	692.5	(496.1)	196.4
Total revenues	$6,415.5	$516.7	$6,932.2	$(496.1)	$6,436.1
Cost of sales	6,423.5	370.8	6,794.3	(469.9)	6,324.4
Gross margin	$(8.0)	$145.9	$137.9	$(26.2)	$111.7
(1) Intercompany fees and sales for the refining segment include revenues of $102.5 million and $196.4 million during the three and six months ended June 30, 2024, respectively, to the Retail Stores, the operations of which are reported in discontinued operations.

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Pricing Statistics	Three Months Ended June 30,		Six Months Ended June 30,
(average for the period presented)	2025	2024	2025	2024

WTI — Cushing crude oil (per barrel)	$63.81	$80.83	$67.61	$78.95
WTI — Midland crude oil (per barrel)	$64.42	$81.73	$68.44	$80.17
WTS — Midland crude oil (per barrel)	$63.72	$80.99	$67.80	$79.26
LLS (per barrel)	$66.15	$83.69	$70.21	$81.73
Brent (per barrel)	$66.71	$85.06	$70.81	$83.42

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$20.19	$18.12	$18.60	$20.55
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$19.81	$17.72	$17.97	$19.80
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$14.72	$13.29	$13.47	$16.29

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$1.95	$2.30	$1.96	$2.26
Gulf Coast Ultra-low sulfur diesel (per gallon)	$2.08	$2.44	$2.19	$2.53
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.85	$1.89	$1.98	$1.92
Natural gas (per MMBTU)	$3.51	$2.37	$3.69	$2.24
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2025	2024	2025	2024
Gross margin	$21.3	$(49.2)	$(71.3)	$(8.0)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	150.5	148.6	308.6	314.4
Depreciation and amortization	66.5	57.4	138.4	118.8
Refining margin	$238.3	$156.8	$375.7	$425.2
Adjusting items
Net inventory LCM valuation loss (benefit)	(0.1)	(1.9)	0.1	(10.7)
Other inventory impact (1)	41.9	14.6	68.1	13.2
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.3	0.1	4.7	9.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	0.1	(5.5)	6.3
Intercompany lease impacts (1)	(29.6)	—	(60.4)	—
Total Adjusting items	18.5	12.9	7.0	17.9
Adjusted refining margin	$256.8	$169.7	$382.7	$443.1
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Calculation of Net (Cash) Debt	June 30, 2025	December 31, 2024
Long-term debt - current portion	$9.5	$9.5
Long-term debt - non-current portion	3,091.2	2,755.7
Total long-term debt	3,100.7	2,765.2
Less: Cash and cash equivalents	615.5	735.6
Net debt - consolidated	2,485.2	2,029.6
Less: DKL net debt	2,210.0	1,870.0
Net debt, excluding DKL	$275.2	$159.6

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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